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                                  POWER OF ATTORNEY

     LET IT BE KNOWN That each person whose signature appears below appoints John L. Steinkamp, and Robert A. Nikels, jointly and severally, his attorneys-in-fact, with power of substitution, for him in all capacities, to sign all amendments and/or post-effective amendments to the Registration Statement of Lincoln National Growth Fund, Inc. under the Securities Act of 1933 and/or the Investment Company Act of 1940, and to file such amendments and/or post-effective amendments (with exhibits) with the Securities and Exchange Commission, ratifying all that each attorney-in-fact may do or cause to be done by virtue of this power.

          Signature                          Title                    Date
          ---------                          -----                    ----


/s/ Peter J. Cross                      Director                      8/16/83
-------------------------------         (Principal Executive
    Peter J. Cross                       Officer)



/s/ John B. Borsch, Jr.                 Director                      8/16/83
-------------------------------
    John B. Borsch, Jr.



/s/ Roxanne Decyk                       Director                      8/16/83
-------------------------------
    Roxanne Decyk



/s/ Stanley R. Nelson                   Director                      8/16/83
-------------------------------
    Stanley R. Nelson



/s/ Robert A. Nikels                    Vice President                8/16/83
-------------------------------         (Principal Accounting
    Robert A. Nikels                     Officer)



/s/ Max A. Roesler                      Vice President                8/16/83
-------------------------------         and Treasurer
    Max A. Roesler                      (Principal Financial
                                         Officer)